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                           MULTI-MARKET RADIO, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                     THE SPECIAL MEETING OF STOCKHOLDERS
                              November 22, 1996

   The undersigned hereby appoint(s) Bruce Morrow and Michael G. Ferrel, or either of them, each with full power of substitution, as proxies to vote all stock in Multi-Market Radio, Inc. that the undersigned would be entitled to vote on all matters that may come before the Special Meeting of Stockholders and any adjournments thereof.

   Returned proxy forms will be voted: (1) as specified on the matters listed on the reverse side of this form; (2) in accordance with the Directors' recommendations where a choice is not specified; and (3) in accordance with the judgment of the proxies on any other matters that properly come before the meeting.

   Your shares will not be voted unless your signed Proxy Form is returned to Multi-Market Radio, Inc. or you otherwise vote at the meeting.

                          (CONTINUED ON OTHER SIDE)





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[X]      PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.

-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS RELATING TO:

A. TO APPROVE THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 15, 1996, AS AMENDED, AMONG SFX BROADCASTING, INC., SFX MERGER COMPANY AND THE COMPANY AND THE MERGER CONTEMPLATED THEREBY.

FOR             AGAINST         ABSTAIN
[  ]            [  ]            [  ]

B.TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION PROVIDING THAT, IN ANY MERGER, CONSOLIDATION OR BUSINESS COMBINATION IN WHICH HOLDERS OF CAPITAL STOCK OF MMR ARE TO BE ISSUED SHARES OF COMMON STOCK, ALL CLASSES AND SERIES OF CAPITAL STOCK OF MMR SHALL RECEIVE THE SAME CONSIDERATION, EXCEPT THAT THE HOLDERS OF ANY CLASS OR SERIES OF CAPITAL STOCK OF MMR WHICH IS GENERALLY ENTITLED TO TEN VOTES PER SHARE, OR WHICH IS CONVERTIBLE INTO SUCH A CLASS OR SERIES, MAY RECEIVE SHARES WHICH HAVE TEN VOTES PER SHARE.

FOR             AGAINST         ABSTAIN
[  ]            [  ]            [  ]



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS A AND B.

Please sign as registered and return promptly in the enclosed envelope.





Signature(s) _______________________________________  Date _______________


NOTE: Please sign as registered and return promptly in the enclosed envelope. Executors, trustees and others signing in a representative capacity should include their names and the capacity in which they sign.